                                                                  EXHIBIT 3.1(c)

                           ARTICLES OF INCORPORATION        [SEAL OF BILL JONES,
                                                            SECRETARY OF STATE]
                                      OF

                        IMPERIAL CREDIT ADVISORS, INC.


                                       I

     The name of the corporation shall be IMPERIAL CREDIT ADVISORS, INC.

                                      II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General corporation law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

     The name and address in this state of the corporation's initial agent for service of process is: H. Wayne Snavely, 21371 Irvine Avenue, Suite 104, Santa Ana Heights, California 92707.

                                      IV

     This corporation is authorized to issue one class of shares to be designated Common Stock, no par value per share; and the total number of shares which this corporation is authorized to issue is Ten Thousand (10,000).

                                       V

     The liability of directors of the Corporation for monetary damages shall be eliminated to the fullest extent possible under California law.



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                                      VI

     The corporation is authorized to provide indemnification of its agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through by-law provisions or through agreements with its agents or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on excess indemnification set forth in Section 204 of the California Corporations Code.

Dated: January 17, 1995


                                 /s/ KASEY HANNAH
                                 -----------------------------------
                                     Kasey Hannah, Sole Incorporator


     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                 /s/ KASEY HANNAH
                                 -----------------------------------
                                     Kasey Hannah

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               [LETTERHEAD OF IMPERIAL CREDIT INDUSTRIES, INC.]


                       Consent for Use of Corporate Name
                       ---------------------------------

The undersigned, Chief Executive Officer of Imperial Credit Industries, Inc., a California corporation, hereby authorizes the use of the name Imperial Credit Advisors, Inc. a California corporation to be incorporated by Kasey Hannah.


                                        IMPERIAL CREDIT INDUSTRIES, INC., a
                                        California corporation


                                        By      /s/  H. WAYNE SNAVELY
                                          ---------------------------------
                                          H. Wayne Snavely
                                        Its Chief Executive Officer

Date: January 16, 1995